UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ONEOK, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

REMINDER

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

April 25, 2008

Dear Fellow Shareholder:

We have previously mailed to you proxy materials for the Annual Meeting of shareholders of ONEOK, Inc., to be held on Thursday, May 15, 2008.

According to our latest records, we have not yet received your vote. The Annual Meeting is now only a short time away. If you are unable to attend the meeting and vote in person, it is important that you sign and return your proxy or vote by telephone or via the internet today to make sure that your shares will be voted at the meeting in accordance with your desires. See your proxy card for further instructions on voting by telephone or via the internet. If you own shares in the name of a bank or brokerage firm, your broker cannot vote your shares on proposals 4, 5, 6, and 8 unless the bank or brokerage firm receives your specific instructions.

In the event that your proxy material has been misplaced, we are enclosing for your use a duplicate proxy card and return envelope.

We need your vote. For the reasons set forth in the Proxy Statement previously furnished to you, the Board of Directors recommends that you vote FOR the election of Directors as proposed, FOR proposals 2 through 7, and AGAINST proposal 8. Proposals 2 and 3 require the affirmative vote of at least 80% of the outstanding shares of our common stock and proposals 4 through 8 require the approval of a majority vote of the shares of common stock voting at the meeting. If a shareholder does not vote on proposals 2 and 3, it has the same effect as voting against those proposals. Accordingly, the vote of every shareholder is important. Please act today and vote your shares.

Please submit your vote on these important matters by voting by telephone, via the internet, or by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided. Please carefully review our proxy statement previously furnished to you dated March 28, 2008 before voting. Please disregard this reminder if you already have voted or mailed your proxy card to us. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for your cooperation and continued support.

Sincerely,

David Kyle

Chairman

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please help the Company save additional solicitation costs by signing, dating and mailing your proxy today. Remember, a failure to vote on proposals 2 and 3 is equivalent to a vote against those proposals. Internet and telephone voting are also available. Please refer to your proxy card for instructions. Street name shareholders: Your bank or broker cannot vote your shares on proposals 4, 5, 6 and 8 unless it receives your specific instructions. Please return your vote immediately. If you have any questions, or need assistance voting your units, please call Morrow & Co., LLC, who is assisting ONEOK, toll-free at 1-800-607-0088.